Exhibit 3.1

AMENDED AND RESTATED

ARTICLES OF INCORPORATION

OF

JADE BIOSCIENCES, INC.

ARTICLE I

NAME OF CORPORATION

The name of the corporation is Jade Biosciences, Inc. (the “Corporation”). The Corporation is the resulting entity in the conversion of Aerovate Therapeutics, Inc., a Delaware corporation, into a Nevada corporation and is a continuation of the existence thereof pursuant to Chapter 92A of the Nevada Revised Statutes (as amended from time to time, the “NRS”).

ARTICLE II

REGISTERED AGENT AND REGISTERED OFFICE

The registered office of the Corporation shall be the street address of its registered agent in the State of Nevada. The Corporation may, from time to time, in the manner provided by law, change the registered agent and registered office within the State of Nevada. The Corporation may also maintain an office or offices for the conduct of its business, either within or without the State of Nevada.

ARTICLE III

PURPOSE

The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the NRS.

ARTICLE IV

CAPITAL STOCK

A. Authorized Capital Stock. The total number of shares of capital stock which the Corporation shall have authority to issue is 310,000,000, of which (i) 300,000,000 shares shall be a class designated as common stock, par value $0.0001 per share (the “Common Stock”), and (ii) 10,000,000 shares shall be a class designated as preferred stock, par value $0.0001 per share (the “Preferred Stock”). The powers, preferences and rights of, and the qualifications, limitations and restrictions upon, each class or series of stock shall be determined in accordance with, or as set forth below in, this Article IV.

B. Common Stock. Subject to all the rights, powers and preferences of any outstanding class or series of Preferred Stock and except as provided by law or in these Amended and Restated Articles of Incorporation (as further amended from time to time, including by any certificate of designation of any outstanding class or series of Preferred Stock, the “Articles”):

1. the holders of the Common Stock shall have the exclusive right to vote for the election of directors of the Corporation (the “Directors”) and on all other matters requiring stockholder action, each outstanding share entitling the holder thereof to one vote on each matter properly submitted to the stockholders of the Corporation for their vote; provided that, except as otherwise required by law, holders of Common Stock, as such, shall not be entitled

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to vote on any amendment to the Articles that alters or changes the powers, preferences, rights or other terms of any outstanding class or series of Preferred Stock if the holders of the affected class(es) or series of such Preferred Stock are entitled to vote, either separately or together with the holders of one or more other such class(es) or series, on such amendment pursuant to these Articles or pursuant to the NRS;

2. dividends and other distributions (as defined in NRS 78.191) may be declared and paid or set apart for payment upon the Common Stock out of any assets or funds of the Corporation legally available therefor, but only when and as declared by the Board of Directors or any authorized committee thereof; and

3. upon the voluntary or involuntary liquidation, dissolution or winding up of the Corporation, the net assets of the Corporation shall be distributed pro rata to the holders of the Common Stock.

C. Preferred Stock. The Board of Directors or any authorized committee thereof is expressly authorized, to the fullest extent permitted by law, to establish and designate by resolution and by filing a certificate of designation pursuant to the NRS, out of any undesignated and unissued shares of Preferred Stock, shares of Preferred Stock in one or more classes or series, to establish or change from time to time the number of shares of each such class or series (but not below the number of shares thereof then outstanding), and to fix the voting powers (if any), designations, preferences, limitations, restrictions and relative rights of the shares of each series.

ARTICLE V

STOCKHOLDER ACTION

A. Action without Meeting. Any action required or permitted to be taken by the stockholders of the Corporation at any annual or special meeting of stockholders must be effected at a duly called annual or special meeting of stockholders and may not be taken or effected by written consent.

B. Special Meetings. Except as otherwise required by the NRS and subject to the rights, if any, of the holders of any outstanding class or series of Preferred Stock, special meetings of the stockholders of the Corporation may be called only by the Board of Directors, and special meetings of stockholders may not be called by any other person or persons. Only those matters set forth in the notice of the special meeting may be considered or acted upon at a special meeting of stockholders of the Corporation.

ARTICLE VI

DIRECTORS

A. General. The business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors except as otherwise provided herein or required by law.

B. Election of Directors. Election of Directors need not be by written ballot unless the bylaws of the Corporation (the “Bylaws”) shall so provide.

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C. Number of Directors; Term of Office. The number of Directors of the Corporation shall be fixed from time to time solely and exclusively by the Board of Directors. The Directors, other than those who may be elected by the holders of any class or series of Preferred Stock, shall be classified, with respect to the term for which they severally hold office, into three classes as nearly equal in number as is practicable, which classes are hereby designated as Class I, Class II and Class III. At each annual meeting of stockholders, Directors elected to succeed those Directors whose terms expire shall be elected for a term of office to expire at the third succeeding annual meeting of stockholders after their election (but at least one-fourth of the total number of the Directors must be elected annually), provided that notwithstanding the foregoing, the Directors elected to each class shall hold office until their successors are duly elected and qualified or until their earlier resignation, death or removal. Notwithstanding the foregoing, whenever the holders of any class or series of Preferred Stock have the right, voting separately as a series or together with holders of any other class(es) or series of Preferred Stock, to elect Directors at an annual or special meeting of stockholders, the election, term of office, filling of vacancies and other features of such directorships shall be governed by the terms of these Articles and the certificate of designation relating to each such class or series of Preferred Stock.

D. Vacancies. Subject to the rights, if any, of the holders of any class or series of Preferred Stock to elect Directors and to fill vacancies on the Board of Directors relating thereto, any and all vacancies on the Board of Directors, however occurring, including, without limitation, by reason of an increase in the size of the Board of Directors, or the death, resignation, disqualification or removal of a Director, shall be filled solely and exclusively by a majority of the remaining Directors then in office, even if less than a quorum of the Board of Directors, and not by the stockholders, and any Director so appointed shall hold office for the remainder of the term of the class of Directors in which the new directorship was created or the vacancy occurred and until such Director’s successor shall have been duly elected and qualified or until his or her earlier resignation, death or removal. Subject to the rights, if any, of the holders of any class or series of Preferred Stock to elect Directors, when the number of Directors is increased or decreased, the Board of Directors shall, subject to these Articles and the NRS, determine the class or classes to which the increased or decreased number of Directors shall be apportioned; provided that no decrease in the number of Directors shall shorten the term of any incumbent Director. In the event of a vacancy on the Board of Directors, the remaining Directors, except as otherwise provided by law, shall exercise the powers of the full Board of Directors until the vacancy is filled.

E. Removal. Subject to the rights, if any, of any class or series of Preferred Stock to elect Directors and to remove any Director whom the holders of any such series have the right to elect, any Director (including any person appointed by the Board of Directors to fill a vacancy in the Board of Directors) may be removed from office (i) only with cause and (ii) only by the affirmative vote of the holders of not less than two-thirds (2/3) of the voting power of the outstanding shares of capital stock then entitled to vote in an election of Directors. At least forty-five (45) days prior to any annual or special meeting of stockholders at which it is proposed that any Director be removed from office, written notice of such proposed removal and the alleged cause and bases therefor shall be sent to the Director whose removal will be considered at the meeting.

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ARTICLE VII

LIMITATION OF LIABILITY

The liability of the Directors and officers of the Corporation is hereby eliminated or limited to the fullest extent permitted by the NRS. If the NRS is amended to further eliminate or limit or authorize corporate action to further eliminate or limit the liability of directors or officers, the liability of the Directors and officers of the Corporation shall be eliminated or limited to the fullest extent permitted by the NRS. Any amendment, repeal or modification of this Article VII (whether approved by the stockholders of the Corporation or pursuant to an amendment of the NRS), shall be prospective only and shall not adversely affect any limitation on the liability of any Director or officer of the Corporation existing at the time of such amendment, repeal or modification with respect to any act or omission of such Director or officer occurring before such amendment, repeal or modification. In the event of any conflict between any section of this Article VII and any other provision of these Articles, the terms and provisions of this Article VII shall control.

ARTICLE VIII

AMENDMENT OF BYLAWS

A. Amendment by Directors. Except as otherwise provided by law, the Bylaws of the Corporation may be amended or repealed, in whole or in part, and new Bylaws may be adopted, by the Board of Directors.

B. Amendment by Stockholders. The Bylaws of the Corporation may be amended or repealed, in whole or in part, and new Bylaws may be adopted, at any annual meeting of stockholders or special meeting of stockholders called for such purpose, by the affirmative vote of the holders of not less than two-thirds (2/3) of the voting power of the outstanding shares of capital stock entitled to vote thereon, voting together as a single class; provided that if the Board of Directors recommends that stockholders approve such amendment, repeal or adoption at such meeting of stockholders, such amendment, repeal or adoption shall only require the affirmative vote of the holders of a majority of the voting power of the outstanding shares of capital stock entitled to vote thereon, voting together as a single class.

ARTICLE IX

AMENDMENT OF ARTICLES OF INCORPORATION

The Corporation reserves the right to amend or repeal the Articles in the manner now or hereafter prescribed by the NRS and these Articles, and all rights conferred upon stockholders herein are granted subject to this reservation. Whenever any vote of the holders of capital stock of the Corporation is required to amend or repeal any provision of the Articles, and in addition to any other vote of holders of capital stock that is required by the Articles or by law, such amendment or repeal shall require the affirmative vote of the holders of a majority of the voting power of the outstanding shares of capital stock entitled to vote thereon, and the affirmative vote of the holders of a majority of the voting power of the outstanding shares of each class entitled to vote thereon as a class, at a duly constituted meeting of stockholders called expressly for such purpose; provided, however, that the affirmative vote of the holders of not less than two-thirds (2/3) of the voting power of the outstanding shares of capital stock entitled to vote thereon, and the affirmative vote of the holders of not less than two-thirds (2/3) of the voting power of the outstanding shares of each class entitled to vote thereon as a class, shall be required to amend or repeal any provision of Article V, Article VI, Article VII, Article VIII or Article IX of these Articles.

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ARTICLE X

LIMITED WAIVER OF JURY TRIALS

To the fullest extent not inconsistent with any applicable U.S. federal laws, any and all “internal actions” (as defined in NRS 78.046) must be tried in a court of competent jurisdiction in the State of Nevada before the presiding judge as the trier of fact and not before a jury. This Article X shall conclusively operate as a waiver of the right to trial by jury by each party to any such internal action.

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